Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Power REIT (the “Registrant”) on Form 10-K for the period ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David H. Lesser, Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David H. Lesser
David H. Lesser
Chairman, CEO, CFO, Secretary and Treasurer
(Principal executive officer and principal financial officer)

Date: March 31, 2026

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.